Exhibit 99.1
Item 1.  Business
Overview
Keysight Technologies, Inc. ("we," "us," "Keysight" or the "company"), incorporated in Delaware on December 6, 2013, is a technology company providing electronic design and test solutions that are used in the design, development, manufacture, installation, deployment, validation, optimization and secure operation of electronics systems to communications, networking and electronics industries. We also offer customization, consulting and optimization services throughout the customer's product lifecycle, including start-up assistance, instrument productivity, application services and instrument calibration and repair.
In the first quarter of fiscal year 2019, we completed an organizational change to align our services with our customers and end markets, which is consistent with Keysight’s customer-solutions-oriented, go-to-market strategy. This change was made to fully reflect our services delivery within the markets served and further enable the growth of our services solutions portfolio. With this change, services that were previously reported as the Services Solutions Group are now reported as part of the Communications Solutions Group and Electronic Industrial Solutions Group. As a result, Keysight now has three segments: Communications Solutions Group, Electronic Industrial Solutions Group and Ixia Solutions Group. The new organizational structure continues to include centralized enterprise functions that provide support across the groups. Prior period segment results have been revised to conform to the new organizational structure.
We have a comprehensive sales strategy that uses our direct sales force, distributors, resellers and manufacturer's representatives. The strategy varies based on the size of customer, the complexity of solutions and geographical coverage. We generated $3.9 billion, $3.2 billion and $2.9 billion of net revenue in 2018, 2017 and 2016, respectively. As of October 31, 2018, we had approximately 12,900 employees worldwide.
Net revenue, income from operations and assets by business segment as of and for the fiscal years ended October 31, 2018, 2017 and 2016 are shown in Note 19, "Segment Information," to our consolidated financial statements.
We had more than 17,000 direct customers for our solutions and services in fiscal year 2018 and greater than 32,000 customers including indirect channels. No single customer represented 10 percent or more of our net revenue. Many of our customers acquire solutions and services across multiple segments.
Strategies
With a singular focus on electronic design and test and optimization, we deliver market-leading solutions across a wide range of industries, including commercial communications, networking, aerospace, defense and government, automotive, energy, semiconductor and electronic industrial. Our research and development efforts support our customers' design and test challenges across the entire development lifecycle, beginning with simulation and prototype development and validation, through volume manufacturing test and operational optimization in the network. Our goal is to increase the productivity of our customers and reduce their project time-to-market independent of the specific form factor required. These form factors range from complete application-specific solutions and feature-rich benchtop or handheld instruments to customer configurable modular solutions. All of these solutions utilize a common portfolio of market leading software and hardware technologies, along with the ability to provide multi-vendor managed services built upon Keysight’s global repair and calibration capabilities. This enables our customers to develop and deploy solutions to address the most rapidly evolving new technologies.

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New wireless communication measurement solutions. We are investing in the development of new wireless communications test solutions to satisfy the commercial communications end market, which is being driven by growth in mobile data and evolving wireless standards, particularly 5G. With our technical breadth and expertise and strategic engagement with market-leading customers and partners around the world, we have leading-edge solutions for 5G applications available and have been first to market with many 5G solutions.

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New automotive design and measurement solutions.  We are actively investing in the development of new automotive test solutions to address the rapidly emerging electric, hybrid electric, connected and autonomous vehicle segments. In support of this strategy, over the prior two years, we have introduced 70 new solutions covering vehicle intelligence, connectivity, power and security. With the addition of ScienLab, we significantly enhanced our ability to deliver application-optimized, customer-specific test solutions for the development and production of charging technology and infrastructure, energy storages, battery management systems, inverters, and DC/DC converters.

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First-to-market network test solutions. The rapidly growing number of high-speed, connected devices requires service providers and data center operators to continuously update their networks to deliver higher levels of data transfer performance, improve customer quality of service and enhance network security. The acquisition of Ixia in fiscal 2017 established Keysight as a market leader in next-generation network test and network visibility solutions. With the addition of these capabilities to our portfolio, we are uniquely positioned to deliver complete end-to-end communications network solutions, spanning the entire network from data center through the core and radio access network all the way to wide bandwidth mobile devices, up and down the protocol stack.
Strengths
Our electronic measurement business originated in 1939. Our legacy encompasses more than 75 years of innovation, measurement science expertise and deep customer relationships. We conduct business annually with over 32,000 customers that are developing electronic products, including many Fortune 1000 companies. We help accelerate innovation to connect and secure the world. The following strengths are significant:

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Technology Leadership as a Competitive Differentiator. Proprietary software and hardware technologies unavailable on the commercial market and developed by our fourteen research and development centers around the world enable many Keysight products to deliver the best design and measurement solution capability available for our customers’ engineering requirements. Keysight’s technology leadership is noteworthy because we strive to deliver first-to-market solutions for our customers, ahead of our competition, allowing the customer to also be first with their products, gaining a competitive advantage. Built on an intellectual property foundation developed over several decades, Keysight’s EDA computer aided design software for radio and microwave frequency designs is the premiere tool used by over two-thirds of the world’s engineers doing design work in this field. Some of Keysight’s hardware technologies are designed and manufactured in our own in-house integrated circuit fabrication facilities, which were purpose-built and optimized to deliver unmatched performance and capabilities across the broad portfolio of Keysight instruments. Once developed, these technologies can be deployed into multiple-instrument form factors, which include feature-rich instruments, modular instruments and handheld portable instruments. For Keysight, deploying technology across all instrument form factors provides multiple revenue streams from a single technology investment. Keysight is recognized as being a technology leader in six core product instrumentation categories: RF and Microwave Design Simulation software, Network Test, Network Analyzers, Oscilloscopes, Signal Analyzers and Signal Sources.

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Broad Portfolio of Solutions to Address Customer Needs. Keysight has the broadest portfolio of electronic design and test solutions in the industry. Our hardware product portfolio spans many technologies, price points and form factors. We address time and frequency domain applications with RF, microwave, high-speed digital and general instrumentation. In addition, we have a broad portfolio of software products to enable customer success, including EDA software for RF and high-speed digital design, software tools for programming and a broad range of measurement application solutions. These help our customers make specific measurements quickly and consistently. Keysight is recognized as being a leader across our five key markets: commercial communications, aerospace, defense and government, electronic industrial, network test and visibility, and services.

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Industry-Leading Commitment to Product Quality and Reliability. Keysight has a reputation in the industry for high-quality and high-reliability electronic measurement instrumentation and software. Ensuring quality and reliability is an integral part of our new product development processes.

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Large Installed Base. We have a large worldwide installed base of equipment because of the breadth of our solutions portfolio and our long history of producing high-performance and high-quality solutions. This installed base enables a strong and growing Services Solutions Group, which provides a wide range of calibration and repair services, on both a per incident and contract basis, and provides a significant source of loyal customers for future sales.

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Sales Channel with Global Reach. We have a worldwide and comprehensive sales channel. We have experienced management teams and highly technical sales and application engineers in all parts of the world, including a strong local presence in emerging markets. Our sales channel strategy is segmented by customer size, customer location and product characteristics. We deploy a direct sales organization focused on selling high performance products and industry solutions to global and geographic accounts. Most of our sales in international markets are made by foreign sales subsidiaries. In countries with low sales volumes, sales are made through various representatives and distributors. However, we also sell into international markets directly from the United States. Approximately 75 percent of our business comes from customer interactions with our direct sales organization. To ensure broad geographic coverage and further drive growth, we maintain a network of over 650 channel partners to complement our direct sales force.

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Centralized Order Fulfillment. Our order fulfillment organization allows us to leverage the scale and scope of our business to provide high-quality, market-leading instrument solutions to our customers while generating competitive gross margins. Keysight has a central order fulfillment organization that supplies solutions to customers across geographies. Our Penang,

Malaysia site is our largest manufacturing facility, with a proven track record of operational excellence, technology capability and quality. We have an established network of suppliers and subcontractors, especially in Asia, that complements our in-house capabilities.

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Business Model. Our operating model incorporates a substantial amount of cost structure flexibility with the intent to be materially profitable across a range of economic and market conditions. Our variable compensation programs, sales channel strategy and the outsourced components of our supply chain have been implemented to improve the flexibility of our cost structure.

The Keysight Leadership Model
Keysight's Leadership Model (“KLM”) is the company's framework to continuously deliver value to our customers, stockholders and employees. KLM provides the structure to execute Keysight's strategy. This model encompasses seven interlinked areas of focus centered around our customers, including: Customer Success, Market Insight, Capital Allocation, First-to-Market Solutions, Operational Excellence, Employee Growth and Keysight Values.

More information on the KLM can be found at https://about.keysight.com/en/companyinfo/leadership.shtml.
Operating Segments
On April 18, 2017, we completed the acquisition of Ixia, which became a separate reportable operating segment, the Ixia Solutions Group (“ISG”). In the first quarter of fiscal year 2019, we completed an organizational change to align our services with our customers and end markets, which is consistent with Keysight’s customer-solutions-oriented, go-to-market strategy.  This change was made to fully reflect our services delivery within the markets served and further enable the growth of our services solutions portfolio. With this change, services that were previously reported as the Services Solutions Group are now reported as part of the Communications Solutions Group and Electronic Industrial Solutions Group. As a result, Keysight now has three segments: Communications Solutions Group, Electronic Industrial Solutions Group and Ixia Solutions Group.Prior period segment results have been revised to conform to the new organizational structure.
Communications Solutions Group
The Communications Solutions Group serves customers spanning the worldwide commercial communications and aerospace, defense and government end markets. The group provides electronic design and test software, instruments and systems and related services used in the simulation, design, validation, manufacturing, installation and optimization of electronic equipment. This business generated revenue of $2,392 million in fiscal 2018, $2,064 million in fiscal 2017 and $2,060 million in fiscal 2016.
Communications Solutions Group Markets
Our Communications Solutions Group serves the following two markets:
Commercial Communications Market
We market our electronic design and test solutions to network equipment manufacturers (“NEMs”), wireless device manufacturers and communications service providers, including the component manufacturers within the supply chain for these customers. Growth in mobile data traffic and increasing complexity in semiconductors and components are drivers of test demand across the communications market.
NEMs, including chipset providers, manufacture and sell products to enable the transmission of voice, data and video traffic. The NEMs’ customers are communications service providers that deploy and operate the networks and services, as well as distribute end‑user subscriber devices, including wireless personal communication devices and set‑top boxes. To meet their customers’ demands, NEMs require test and measurement instruments, systems and solutions for the development, production and installation of each optical, electrical and wireless network technology.
Wireless device manufacturers require design and test solutions for the design, development, manufacture and repair of a variety of mobile devices. These mobile devices are used for voice, data and video delivery to individuals who connect wirelessly to the service provider’s network. The device manufacturers’ customers are large and small service providers, enterprises and consumers who purchase devices directly from retailers. Wireless device manufacturers require design and test solutions that enable technology development in conformance with the latest standards.
Communications service providers require reliable data center and network equipment that enables new service offerings and allows their networks to operate with ever‑increasing capacities. To achieve this, communications service providers require a range of sophisticated test instruments and systems to ensure conformance to communication standards and network requirements and to evaluate network performance.
Component manufacturers design, develop and manufacture electronic and optical components and modules used in network equipment and mobile devices. The component manufacturers require test and measurement products to verify that the performance of their components and modules meets the specifications of their customers.
Aerospace, Defense and Government Market
We market our electronic design and test solutions to manufacturers and research laboratories within the aerospace and defense industries. This market includes commercial and government customers and their contracted suppliers. Electronic warfare and modernization of satellites, radars and surveillance systems worldwide are the drivers of test demand within the aerospace and defense market.
Government customers include departments or ministries of defense and related agencies around the world. Contractors support the government and commercial customers by providing design and manufacturing capabilities for a variety of programs. We also sell to sub‑contractors and component manufacturers within the supply chain.
Customers use our electronic design and test solutions to develop and manufacture a wide variety of electronic components and systems used in aerospace and defense industries, including commercial and military aircraft, space, satellite, radar, intelligence and surveillance. Customers test the electrical parameters of a broad spectrum of components and assemblies and final products and often require large systems containing multiple electronic instruments.
Communications Solutions Group Solutions
Our electronic design and test solutions include software-driven RF and microwave instruments, digital instruments and various other general purpose test instruments and targeted test solutions. We offer these products and related software in a variety of form factors, including feature-rich, modular and handheld solutions, depending on the specific requirements of the customer application.
Electronic Design Automation (EDA) Software
Our EDA software models, simulates and analyzes product designs at the circuit and system levels, across RF/uW, high-speed digital, power electronics and semiconductor markets. R&D engineers use the software to predict the behavior of designs prior to building a prototype. They identify and correct issues with the design and optimize performance in a virtual environment, thus reducing the number of design iteration which speeds time to market and reduces cost.
RF and Microwave Solutions
Our software-driven RF and microwave test solutions and related software tools are used mainly in wireless and aerospace and defense applications. These solutions are required for the design and production of wireless network products, communications links, mobile devices and base stations. RF and microwave test instruments include signal analyzers, signal generators, network analyzers, one-box testers and power meters. Our measurement application software is an integrated extension of our hardware solutions and enables a wide range of measurement capability used across all end markets to design and manufacture next-generation electronic components and products. Software tools are used to design and test the software portion of wireless devices and test the performance of networks.
Digital Solutions
Our software-driven digital test solutions are used by research and development engineers across a broad range of industries to validate the function and performance of their digital product and system designs. These designs include a wide range of products from simple digital control circuits to complex high-speed systems such as computer servers and the latest generation gaming consoles. The test solutions offered include oscilloscopes, logic and serial protocol analyzers, logic‑signal sources, arbitrary waveform generators and bit error rate testers. Our customers also use our high‑frequency EDA software tools to model signal integrity problems in digital design applications as digital speeds continue to increase.
Service Solutions
Our services solutions include repair, calibration and consulting services, and resale of refurbished used Keysight equipment. In addition to providing repair and calibration support for Keysight equipment, we repair and calibrate non-Keysight equipment. We also provide industry-specific services to deliver complete Keysight solutions and help customers reduce their total cost of ownership for their design and test equipment. Services solutions include the following general types of solutions and services:

•	Accredited Product Support Services. Comprehensive support services that include repair, parts, and accredited calibrations of Keysight and non-Keysight test equipment.

•	Professional Services. Training and engineering services to optimize equipment adoption, utilization, and design and test processes.

•	Re-manufactured Equipment. Refurbished used equipment, including Keysight Premium Used, which ensures the same high quality as our new equipment.
Other Solutions
Our suite of fiber optic test solutions measure and analyze a wide variety of critical optical and electrical parameters in fiber optic networks and their components. Components that can be tested with our solutions include source lasers, optical amplifiers, filters and other passive components. Test solutions include optical modulation analyzers, optical component analyzers, optical power meters and optical laser source solutions.
Communications Solutions Group Customers
Our customers include commercial companies and government agencies around the world. We have customers across the product lifecycle that design, develop, manufacture, install and monitor a variety of commercial and government communications networks. Commercial customers include original equipment and contract manufacturers of electronic components, semiconductors, wireless devices and network equipment, as well as network service providers that implement, maintain and manage communication networks and services. Other commercial customers include defense contractors and sub-contractors. Government customers include departments or ministries of defense, government agencies and related research institutes. Our customers use our solutions to conduct research and development to manufacture, and to install and maintain radio frequency, microwave frequency, digital, semiconductor and optical products and systems.
No single customer represented 10 percent or more of the group's net revenue.
Communications Solutions Group Sales and Support
Our direct sales force focuses on addressing the needs of our largest customers and recommending solutions involving the effective use and deployment of our equipment, systems and capabilities. Some of our direct sales force concentrates on more complex solutions such as our high‑performance instruments, where customers require strategic consultation. Our direct sales force consists of field and application engineers who have in‑depth knowledge of the customers’ business and technology needs. Our application engineers provide a combination of consulting, systems integration and application and software engineering services that are pervasive across all stages of the sale, implementation and support of our complex systems and solutions.
To complement our direct sales force, we have agreements with channel partners around the world. These partners, including resellers, manufacturer’s representatives and distributors, serve customers across both the commercial communications and the aerospace, defense and government end markets and are expected to provide the same level of service and support as our direct sales force. Lower dollar sales transactions are also served by our tele‑sales and electronic commerce channels.
Communications Solutions Group Manufacturing
We concentrate our Communications Solutions Group manufacturing efforts primarily on final assembly and test of our products. To maximize our productivity and our ability to respond to market conditions, we use contract manufacturers for the production of printed circuit boards, sheet metal fabrication, metal die-casting, plastic molding and standard electronic components. We also manufacture proprietary devices and assemblies in our own fabrication facilities for competitive advantage. We have manufacturing facilities in California and Colorado in the United States. Outside of the United States, we have manufacturing centralized in Malaysia with other manufacturing facilities in China, Germany and Japan. Our Penang, Malaysia site is our largest test and measurement manufacturing facility with proven operational excellence through scale, scope and expertise.
Within our business, there are three technology centers that collectively provide key components and sub‑systems. The three technology centers are located in Boeblingen, Germany; Colorado Springs, Colorado; and Santa Rosa, California. These technologies include optical components and sub‑systems, microwave monolithic integrated circuits, thick and thin film circuits, high speed probes and precision machining. Our technology centers provide a competitive advantage by developing unique technologies for our solutions.
We generally only manufacture products when we have received firm orders for delivery and do not generally hold large stocks of finished inventory.

Communications Solutions Group Competition
The market for electronic design and test solutions is highly competitive across our targeted markets. In the commercial communications market, our primary competitors are Rohde & Schwarz GmbH & Co. KG, Anritsu Corporation, Tektronix, Inc. (a subsidiary of Fortive Corporation), LeCroy Corporation (a subsidiary of Teledyne Technologies), National Instruments Corporation, Teradyne, Inc. and VIAVI Solutions Inc. In the aerospace, defense and government market, our primary competitors are Rohde & Schwarz GmbH & Co. KG, LeCroy Corporation, Tektronix, Inc. and VIAVI Solutions Inc.
We offer complete solutions that include a wide range of products and related software that compete primarily on the basis of product quality, differentiated capability, first-to-market leading-edge technology and long-term value to our customers.
Electronic Industrial Solutions Group
The Electronic Industrial Solutions Group provides test and measurement solutions and related services across a broad set of electronic industrial end markets, focusing on high-value applications in the automotive and energy industry and measurement solutions for consumer electronics, education, general electronics design and manufacturing, and semiconductor design and manufacturing. The group provides electronic design and test software, instruments and systems and related services used in the simulation, design, validation, manufacturing, installation and optimization of electronic equipment. This business generated revenue of $1,071 million in fiscal 2018, $929 million in fiscal 2017 and $870 million in fiscal 2016.
Electronic Industrial Solutions Group Markets
We market our electronic design and test solutions to customers with significant electronic content across a broad set of electronic industrial end markets. These industries design, develop and manufacture a wide range of products, including those produced in high volumes, such as computers, computer peripherals, electronic components, consumer electronics, enterprise servers, storage networks and automotive electronics. The components, printed circuit assemblies and functional devices for these products may be designed, developed and manufactured by electronic components companies, original equipment manufacturers ("OEMs") or contract manufacturers. Other industrial applications for our solutions include power, energy, automotive, medical, research and education.
Customers use test solutions in developing and manufacturing a wide variety of electronic components and systems. These customers’ test requirements include testing the electrical parameters of digital, radio frequency, and microwave frequency components and assemblies; testing multiple parameters of the printed circuit boards used in almost every electronic device; testing of the final product; and testing of systems containing multiple electronic instruments. For semiconductor and board test applications, customers use our solutions in the design, development, manufacture, installation, deployment and operation of semiconductor and printed circuit assemblies.
Electronic Industrial Solutions Group Solutions
Our software-driven electronic industrial solutions include design and design verification tools, a broad range of electronic test and measurement instruments, comprehensive manufacturing systems, material analysis and university education solutions to train the next generation of engineers and scientists.
Design tools include design-for-test (“DFT”) for printed circuit assemblies and automotive radar, and EDA software for wireless and wired communication links in industrial, automotive and power semiconductor devices.
Design verification solutions include physical signal characterization and protocol compliance, notably for those links used in industrial, energy and automotive devices and products. Major automotive and battery manufacturers are electrifying transportation and changing how electrical energy is generated, stored and controlled. Examples of verification solutions include those that help design engineers qualify and characterize power semiconductor devices, photo-voltaic/electrical vehicle/storage inverters, AC power analysis, DC battery cells/modules and automotive body/safety/engine electronic modules. High-precision and higher-bandwidth power analysis products address the increased power efficiency required with the proliferation of battery-powered and energy-efficient devices. We also have the solutions required to test the components in the electrified drive train.
We offer the broadest portfolio of general-purpose measurement solutions in the market - from handheld test tools to bench measurement instruments and precision measurement solutions. They come in a wide variety of form factors, such as Bench (one-box), Handhelds (portable) and Modular, to support a variety of electronic measurement, power and signal requirements throughout our customer’s workflow in design, manufacturing and deployment of their products and processes. Many of these general purpose products are designed for demanding environments, and all provide high performance capability to ensure our customers can trust the measurement science provided by Keysight. Capability includes Digital Multi-Meters, Function Generators, Waveform Synthesizers, Counters, Data Acquisition, Audio Analyzers, LCR Meters, thermal imaging, low-cost USB modular, precision SMU

(“Source Measurement Units”), ultra-high precision device current analyzers, test executive software platforms and a wide variety of power supplies ranging from bench to highly scalable AC/DC modular supplies and electronically programmable loads. These instruments are increasingly integrated with solution-specific software that enables our customers to dramatically accelerate and improve the effectiveness of their product design, design validation, manufacturing and support activities. Our solutions also support fundamental measurement science for voltage, current, frequency, signal pulse width, sub-nanometer distance and complex electronic measurements. This enables industry and government customers to measure fundamental electrical parameters.
Comprehensive manufacturing systems include: printed-circuit-board-assembly testers that ensure complex boards and components are assembled properly, IC parametric testers that ensure semiconductor wafers are processed consistently with high-precision and sub-nano-meter positioning sub-assemblies for semiconductor wafer manufacturing. We provide effective and efficient manufacturing test solutions for complex transportation electronic control/safety systems that include radar, autonomous capability, and state-of-the-art wired and wireless components. Our flexible and scalable manufacturing systems offer the best-in-class value to enable our manufacturing customers to deliver outstanding yield, quality and productivity resulting in lower overall cost of test.
Our highly regarded test and measurement products and software have a long history of broad adoption and use in universities and research centers that teach the next generation of engineers and scientists and enable basic research to flourish. Increasing global competition in education is driving the need for efficient and timely education solutions, and we are making those available in areas such as IoT, 5G communications technology and smart devices.
Service Solutions
Our services solutions include repair, calibration and consulting services, and resale of refurbished used Keysight equipment. In addition to providing repair and calibration support for Keysight equipment, we repair and calibrate non-Keysight equipment. We also provide industry-specific services to deliver complete Keysight solutions and help customers reduce their total cost of ownership for their design and test equipment. Services solutions include the following general types of solutions and services:

•	Accredited Product Support Services. Comprehensive support services that include repair, parts, and accredited calibrations of Keysight and non-Keysight test equipment.

•	Professional Services. Training and engineering services to optimize equipment adoption, utilization, and design and test processes.

•	Re-manufactured Equipment. Refurbished used equipment, including Keysight Premium Used, which ensures the same high quality as our new equipment.
Electronic Industrial Solutions Group Customers
Our customers include original equipment manufacturers and contract manufacturers of electronic industrial products and services. These customers use our solutions to perform research and development and to design, manufacture and support their products and services. Customer products include semiconductor devices, printed circuit assemblies, electronic modules and systems. Our customers range from the largest multi-national global companies to the smallest start-ups and include universities and government agencies around the world. Our automotive customers use Keysight's solutions to develop, test and manufacture the electrified drive train, battery management systems, e-mobility and V2X that will enable EV/HEV vehicles to be fully autonomous.
No single customer represented 10 percent or more of the group's net revenue.
Electronic Industrial Solutions Group Sales and Support
Our direct sales force focuses on addressing our largest customer needs and recommending solutions involving the effective use and deployment of our equipment, systems and capabilities. Some of our direct sales force concentrates on more complex solutions, such as our high‑performance instruments, where customers require strategic consultation. Our direct sales force consists of field and application engineers who have in‑depth knowledge of the customers’ business and technology needs. Our application engineers provide a combination of consulting, systems integration and application and software engineering services that are pervasive across all stages of the sale, implementation and support of our complex systems and solutions.
To complement our direct sales force, we have agreements with channel partners around the world. These partners, including resellers, manufacturer’s representatives and distributors, serve customers across the automotive and energy, general electronics measurement and semiconductor measurement markets and are expected to provide the same level of service and support as our direct sales force. Lower dollar sales transactions are also served by our tele‑sales and electronic commerce channels.

In order to address the growing needs of customers involved in design and development of the latest electronic technologies for the growing automotive sector, we have opened three automotive applications centers in Boeblingen, Germany; Novi, Michigan (USA); and Shanghai, China. These centers underscore our commitment to work with and serve customers in local proximity to support innovative technology projects that will drive the automotive and energy industries. The new centers include customer electronic test and measurement labs, technical experts, and state-of-the-art test equipment, as well as a customer training facility for hands-on workshops and seminars. These centers address the needs of our automotive OEMs, electronic components suppliers, semiconductor chipset manufacturers, battery and charging infrastructure providers and compliance labs, where we provide bumper-to-bumper test solutions across the whole ecosystem for the connected car.
Electronic Industrial Solutions Group Manufacturing
We concentrate our electronic industrial measurement manufacturing efforts primarily on final assembly and test of our products. To maximize our productivity and our ability to respond to market conditions, we use contract manufacturers for the production of printed circuit boards, sheet metal fabrication, metal die-casting, plastic molding and standard electronic components.  We also manufacture proprietary devices and assemblies in our own fabrication facilities for competitive advantage. We have manufacturing facilities in California and Colorado in the United States. Outside of the United States we have manufacturing centralized in Malaysia, with other manufacturing facilities in China, Germany and Japan. Our Penang, Malaysia site is our largest test and measurement manufacturing facility, with proven operational excellence through scale, scope and expertise.
Within our business, there are three manufacturing technology centers that collectively provide key components and sub‑systems. The three manufacturing technology centers are located in Boeblingen, Germany; Colorado Springs, Colorado; and Santa Rosa, California. These technologies include optical components and sub‑systems, thick and thin film circuits, high speed probes and precision machining. Our manufacturing technology centers provide a competitive advantage by developing unique technologies for our solutions.
We generally only manufacture products when we have received firm orders for delivery and do not generally hold large stocks of finished inventory.
Electronic Industrial Solutions Group Competition
The market for electronic industrial design and test solutions is highly competitive across our targeted markets. In the electronic industrial test market, our primary competitors are Rohde & Schwarz GmbH & Co. KG, Anritsu Corporation, Keithley/Tektronix/Fluke, Inc. (subsidiaries of Fortive Corporation), LeCroy Corporation (a subsidiary of Teledyne Technologies), National Instruments Corporation, Teradyne, Inc. and Advantest.
Our electronic industrial design and test solutions offer a wide range of products and related software, and these compete primarily on the basis of product quality, differentiated capability, first-to-market leading edge technology and long-term value to our customers.
Ixia Solutions Group
The Ixia Solutions Group helps customers design, validate and optimize the performance and security resilience of their networks and associated components and applications. The test, visibility and security solutions help organizations and their customers strengthen their physical and virtual networks. The group’s solutions consist of high-performance hardware platforms, software applications and services, including warranty and maintenance offerings. This business generated revenue of $451 million in fiscal 2018 and $256 million in fiscal 2017. The Ixia Solutions Group revenue in fiscal 2018 is not comparable with the same period last year, which only includes activity from the date of acquisition, April 18, 2017, through October 31, 2017.
Ixia Solutions Group Markets
We market our network test solutions and services, and our network visibility solutions to network equipment manufacturers, service providers, enterprises and governments worldwide. Our network test customers use our solutions to evaluate the performance of their equipment and networks during the design, manufacturing and pre-deployment stages, as well as after the equipment is deployed in a network. Our network visibility solutions improve the way our customers manage their data centers, save valuable IT time and maximize return on IT investments.

Ixia Solutions Group Solutions and Services
ISG Test Solutions
We offer a comprehensive suite of solutions consisting of software applications in conjunction with our network test hardware platforms that provide customers with the ability to perform a broad range of testing for layers 2-7 of the network stack. These solutions measure and analyze the performance, functionality, interoperability, service quality and conformance of network equipment and networks as well as applications and services that run on these networks. Our technology-specific application test solutions are targeted at a wide range of critical performance and conformance requirements across various protocols, interfaces and types of devices. These include data center, routing and switching, SDN, security, encryption and applications, services like voice, video and wireless technologies like 4G and 5G as well as Wi-Fi. Our data center test solution includes the world’s first 400 Gigabit Ethernet test products that enable the roll-out of next generation data centers. For security, our solutions enable the testing of new technologies like Transport Layer Security as well as providing a comprehensive suite of tools to test and detect malware and Distributed Denial of Service. Our wireless test solutions include 5G and 4G as well as IoT and Wi-Fi 802.11ax. These test solutions are both hardware-based and virtual. For the hardware-based solutions, our purpose-built hardware allows us to provide the industry’s best precision, performance and scale. Our virtual solutions offer a comprehensive feature set as well as the flexibility to be operated in various virtual environments.
ISG Visibility Solutions
Our visibility solutions provide real-time, end-to-end visibility, insight and security into physical, virtual, Software Defined Networking and Network Functions Virtualization networks, delivering the control, coverage, intelligence and performance customers need in a seamless fashion to protect and improve crucial networking, data center and cloud business assets. Our comprehensive network visibility platform ranges from network test access points to high-density, high-availability, cutting edge solutions designed for large and complex data centers and networks. Our proprietary software includes patented filtering and content handling technology that ensures each monitoring tool gets exactly the right data needed for analysis, all powered by an easy to use, drag-and-drop management system. Our advanced processing technologies enable additional intelligence and functionality, including de-duplication, packet slicing, time-stamping, real-time application and threat data, network flow, and session aware mobility load balancing. Our Hawkeye solution quickly and effectively validates network performance, isolates problems, and proactively detects issues by running scheduled verification tests on any site using wireline or wireless connections. Using a combination of hardware and software agents called Performance Endpoints, Hawkeye simulates application traffic and sends key performance metrics to a central console for fast action.
Services
Our service revenues primarily consist of our technical support, warranty and software maintenance services. We also offer training, consulting, test-as-a-service and other professional services.
We offer technical support, warranty and software maintenance services with the sale of our solutions. Many of our products include up to one year of these services with the initial product purchase. Our customers may choose to extend the services for annual or multi-year periods. Our technical support services are delivered by our global team of technically knowledgeable and responsive customer service and support staff and include assistance with the set-up, configuration and operation of Ixia products. Our warranty and software maintenance services include the repair or replacement of defective product, bug fixes and unspecified when and if available software upgrades.
Our technical support and software maintenance services also include our Application Threat Intelligence ("ATI") subscription service for our application and security platforms, which provides a comprehensive suite of application protocols, threat intelligence, software updates and responsive technical support. The ATI subscription service provides full access to the latest security attacks, global malicious site and geolocation data, and application updates for use in real-world test, visibility, security and assessment scenarios. Our customers may choose to purchase the ATI subscription service for annual or multi-year periods.
Ixia Solutions Group Customers
Our customers include NEMs, service providers, enterprises and governments. These customers seek to optimize networks and data centers in order to accelerate, secure and scale the delivery of these applications. NEMs, including chipset providers, deliver voice, video, and data and service infrastructure equipment to customer network operators, service providers and network users. Such users require high standards of functionality, performance, security and reliability and must ensure the quality of their products during development and manufacturing (prior to deployment). Service providers seek to deliver a growing variety of high quality, advanced network services ranging from traditional telecommunications and internet services to social networking, cloud storage and entertainment streaming. Enterprise and government organizations depend on their networks and data centers to get business done, and they devote significant resources to ensure applications and services run optimally and securely. These enterprise and government customers rely on our solutions to help evaluate equipment during selection, optimize and harden their network designs in labs prior to roll-out, and once rolled out, continuously monitor the production network to ensure optimal performance and security of the contents flowing through it. Our security solutions are also used by major organizations to train their staff on the new generation of cyber warfare and mitigation techniques to recognize and defend against massive cyber attacks.
No single customer represented 10 percent or more of the group’s net revenue.
Ixia Solutions Group Sales and Support
We have a blended sales model. We use our global direct sales force to market and sell our products and solutions. In addition, we use distributors, value-added resellers, system integrators and other partners to complement our direct sales and marketing efforts for certain vertical and geographical markets. We depend on our distributors, resellers and other partners to generate sales opportunities and to extend our reach. Our direct sales force enables and supports our channel partners to offer the highest service to our customers. Another key component of our go-to-market strategy for certain solutions is strategic relationships with technical partners, consisting of network monitoring and performance management companies to complement their monitoring or security solutions. We work with technical partners in two main ways: (i) through customer referrals and recommendations and (ii) through automation integration/interoperability that provides a differentiated solution for our customers.
Our support services often include (i) assisting new customers with product installation and licensing, (ii) providing configuration assistance and expert advice on best practices, (iii) investigating and quickly solving user issues, (iv) troubleshooting and quickly repairing or replacing hardware as needed, and (v) providing access to our self-service portal where customers can report new cases and access our extensive knowledge base articles.
Ixia Solutions Group Manufacturing
We concentrate our manufacturing efforts primarily on final assembly and test of our solutions and new solution introductions. To maximize our productivity and our ability to respond to market conditions, we use contract manufacturers for the production of printed circuit boards, sheet metal fabrication, metal die-casting, plastic molding and standard electronic components. We have manufacturing facilities in California and Texas in the United States, and in Penang, Malaysia.
Ixia Solutions Group Competition
The market for providing network test and monitoring systems is highly competitive across our targeted markets. We currently compete with network test and monitoring solution vendors such as Spirent Communications, Gigamon and NetScout. We also compete either directly or indirectly with large Ethernet switch vendors and network management, analysis, compliance and test tool vendors that offer point solutions that address a subset of the issues that we solve. Additionally, some of our significant customers have developed or may develop in-house products for their own use or for sale to others.
Within our network test and visibility solutions, we offer a wide range of products and related software. We compete with these solutions primarily on the basis of product quality, differentiated capability, first-to-market leading-edge technology and long-term value to our customers.
The following discussions of Research and Development, Marketing, Backlog, Intellectual Property, Materials, Environmental and International Operations include information common to each of our businesses.
Research and Development
We are committed to investing in research and development ("R&D") and have focused our development efforts on key strategic opportunities in order to align our business with available markets and position the company for growth. Our R&D efforts focus on improvements to existing software and hardware products and development to support new software and hardware product introductions and complete customer solutions aligned to our industry. We conduct R&D in four principal areas: enabling technologies, system design, simulation and measurement. Our R&D seeks to improve on various technical competencies in software and hardware systems, electronics and solution delivery. R&D investments are focused on delivering technology and first-to-market solutions, as well as building a strong foundation for future solutions over a longer time horizon. Our primary R&D sites are in California, Colorado, Georgia, Texas and North Carolina in the United States and outside of the United States, in China, Finland, Germany, U.K., India, Japan, Malaysia, Romania, Singapore and Spain. We anticipate that we will continue to have significant R&D expenditures in order to maintain our competitive position with a continuous flow of innovative, high-quality software, customer solutions, products and services.
Marketing

We have several ongoing programs to support the sale and distribution of our solutions and to inform existing and potential customers, partners and distributors about the capabilities and benefits of our expansive solutions and services portfolio. We are modernizing our platforms to increase focus on lead generation for top growth segments, including broad territory customers. We continue to invest in improving the Keysight brand recognition in strategic industries such as automotive and 5G and geographies including the Bay Area, Germany, Shanghai, and Nagoya. Our marketing efforts promote the Keysight business through participating in industry trade shows and technical conferences, sponsoring technical seminars and webinars that highlight our solutions, and advertising in digital media publications and physical locations. Additionally, we write and distribute various forms of marketing collateral including brochures, white papers, application notes, solutions briefs and articles for online and print journals. Finally, we communicate to our existing and potential customers through our corporate website and various social media outlets, such as LinkedIn, Facebook, Twitter and our corporate blog.
Backlog
Backlog represents the amount of revenue expected from orders that have already been booked, including orders for goods and services that have not been delivered to customers, orders invoiced but not yet recognized as revenue, and orders for goods that were shipped but not invoiced, awaiting acceptance by customers.
At October 31, 2018, our unfilled backlog was approximately $1,311 million, as compared to approximately $1,109 million at October 31, 2017. Consistent with our strategy, we are seeing an increase in solution sales, which have a longer order-to-revenue conversion cycle; however, we expect that a majority of the unfilled backlog will be recognized as revenue within six months. While backlog on any particular date can be an indicator of short-term revenue performance, it is not necessarily a reliable indicator of medium or long-term revenue performance.
Intellectual Property
We generate patent and other intellectual property rights covering significant inventions and other innovations in order to create a competitive advantage. Although we believe that our licenses, patents and other intellectual property rights have value, in general no single license, patent or other intellectual property right is in itself material, other than the Keysight mark.
Materials
Our manufacturing operations employ a wide variety of semiconductors, electromechanical components and assemblies and raw materials, such as plastic resins and sheet metal. We purchase materials from thousands of suppliers on a global basis. Some of the parts that require custom design work are not readily available from alternate suppliers due to their unique design or the length of time necessary for design work. Our long-term relationships with suppliers allow us to proactively manage technology road maps and product discontinuance plans and monitor their financial health. Even so, some suppliers may still extend their lead times, limit supplies, increase prices or cease to produce necessary parts for our solutions. If these are unique components, we may not be able to find a substitute quickly or at all. To address the potential disruption in our supply chain, we use a number of techniques, including qualifying multiple sources of supply and redesign of solutions for alternative components. In addition, while we generally attempt to keep our inventory at minimal levels, we do purchase incremental inventory as circumstances warrant to protect the supply chain.
Environmental
Our R&D, manufacturing and distribution operations involve the use of hazardous substances and are regulated under international, federal, state and local laws governing health and safety and the environment. We apply strict standards for protection of the environment and occupational health and safety to sites inside and outside the United States, even if not subject to regulation imposed by foreign governments. We believe that our properties and operations at our facilities comply in all material respects with applicable environmental laws and occupational health and safety laws. However, the risk of environmental liabilities cannot be completely eliminated, and there can be no assurance that the application of environmental and health and safety laws will not require us to incur significant expenditures. We are also regulated under a number of international, federal, state and local laws regarding recycling, product packaging and product content requirements. The environmental, product content/disposal and recycling laws are gradually becoming more stringent and may cause us to incur significant expenditures in the future.
Some of our properties are undergoing remediation by HP Inc. ("HP") for subsurface contaminations that were known at the time of Agilent’s separation from HP in 1999. In connection with Agilent’s separation from HP, HP and Agilent entered into an agreement pursuant to which HP agreed to retain the liability for this subsurface contamination, perform the required remediation and indemnify Agilent with respect to claims arising out of that contamination. Agilent has assigned its rights and obligations under this agreement to Keysight in respect of facilities transferred to Keysight in our separation from Agilent on November 1, 2014 ("the Separation"). As a result, HP has access to a limited number of our properties to perform remediation. Although HP agreed to minimize interference with on-site operations at such properties, remediation activities and subsurface contamination may require us to incur unreimbursed costs and could harm on-site operations and the future use and value of the properties. In connection with the Separation, Agilent will indemnify us directly for any liabilities related thereto. We cannot be sure that HP will continue to fulfill its remediation obligations or that Agilent will continue to fulfill its indemnification obligations.
In connection with the Separation, Agilent also agreed to indemnify us for any liability associated with contamination from past operations at all properties transferred from Agilent to us. We cannot be sure that Agilent will fulfill its indemnification obligations.
We maintain a comprehensive environmental site liability insurance policy that may cover certain clean-up costs or legal claims related to environmental contamination. This policy covers specified active, inactive and divested locations.
Acquisition of Material Assets
On April 18, 2017, pursuant to the terms of an Agreement and Plan of Merger dated January 30, 2017, between Keysight and Ixia (the "Merger Agreement"), we acquired all of the outstanding common stock of Ixia for $1,622 million, net of $72 million of cash acquired, pursuant to an exchange offer for $19.65 per share (the "Merger Consideration"). Pursuant to the Merger Agreement, any outstanding and unexercised Ixia stock options with an exercise price below the Merger Consideration and any outstanding Ixia restricted stock awards were canceled and converted into the right to receive a cash payment equal to the merger consideration of $19.65 per share (minus the exercise price for the Ixia stock options). The vested portion of the awards associated with prior service of Ixia employees represented approximately $47 million of the total consideration. We funded the acquisition with a combination of cash and proceeds from debt and equity financings.
On August 31, 2017, we acquired all of the outstanding common stock of ScienLab for $60 million, net of $2 million of cash acquired. ScienLab is a Germany-based company that provides test solutions to automotive original equipment manufacturers and tier 1 suppliers in the automotive and energy markets. This acquisition complements our portfolio, allowing end-to-end solutions for hybrid electric vehicles, electric vehicles, and battery test solutions that address e-mobility market dynamics. We funded the acquisition using existing cash. As a result of the acquisition, ScienLab has become a wholly-owned subsidiary of Keysight.
Executive Officers of the Registrant
The names of our executive officers and their ages, titles and biographies as of December 1, 2018 appear below:
Ronald S. Nersesian, 59, has served as President and Chief Executive Officer of Keysight since December 2013 and, prior to the Separation, served as Executive Vice President of Agilent. Mr. Nersesian served as President of Agilent from November 2012 to September 2013 and as Chief Operating Officer, Agilent from November 2011 to September 2013. From November 2011 to November 2012, Mr. Nersesian served as Agilent’s Executive Vice President and Chief Operating Officer. Mr. Nersesian serves on the Board of Directors of Trimble Inc.
Neil Dougherty, 49, has served as Senior Vice President and Chief Financial Officer of Keysight since December 2013 and, prior to the Separation, served as Vice President and Treasurer of Agilent since 2012. He served as Senior Director in Agilent’s Corporate Development Group from 2010 to 2012, and from 2006 to 2010, he served as Agilent’s Assistant Treasurer.
Jay Alexander, 55, has served as Senior Vice President and Chief Technology Officer of Keysight since May 2014, and from October 2009 until prior to the Separation, he served as Vice President and General Manager for the Oscilloscope and Protocol Division of Agilent.
Ingrid Estrada, 54, has served as Senior Vice President, Chief People & Administrative Officer and Chief of Staff since August 2017. Previously, she served as Keysight’s Senior Vice President, Human Resources from December 2013 until August 2017. Prior to the Separation, she served as Vice President and General Manager of Global Sourcing of Agilent from 2011.

Satish Dhanasekaran, 46, has served as Senior Vice President and President of the Communications Solutions Group since July 2017. Previously, he served as Keysight's Vice President and General Manager, Wireless Devices and Operators business segment, as well as a variety of customer-facing leadership positions.
Mark Pierpoint, 55, has served as Senior Vice President and President of the Ixia Solutions Group since February 2018. Previously, he served as Keysight's Vice President and General Manager, Internet Infrastructure business segment, as well as a variety of leadership positions in Keysight, including when it was part of Hewlett-Packard and Agilent.
Soon Chai Gooi, 57, has served as Senior Vice President and President of the Electronic Industrial Solutions Group since November 2015. From December 2013 to November 2015, Mr. Gooi served as Senior Vice President of Order Fulfillment and Infrastructure for Keysight. Prior to the Separation, Mr. Gooi served as President, from November 2012 to September 2013, and as Senior Vice President, from December 2011 to November 2012, of Agilent's Order Fulfillment and Supply Chain.

John Page, 54, has served as Senior Vice President and President of Services Solutions Group since November 2015 and most recently served as Vice President of business finance of Keysight from February 2014 to November 2015. Prior to joining Keysight, Mr. Page served as the Chief Financial Officer of Nanosys, Inc. from 2010 to 2014.
Mark Wallace, 53, has served as Senior Vice President of Worldwide Sales since November 2016. From November 2014 to November 2016, Mr. Wallace served as Vice President and General Manager of Americas Field Operations and, prior to the Separation, as Americas Field Operations Vice President of Agilent's Electronic Measurement Group since November 2011.
Stephen Williams, 46, has served as Senior Vice President, General Counsel and Secretary of Keysight since December 2013 and, prior to the Separation, served as Agilent’s Vice President, Assistant General Counsel and Assistant Secretary since November 2009.
John Skinner, 56, has served as Vice President, Corporate Controller and Principal Accounting Officer of Keysight since December 2013, and prior to the Separation, Mr. Skinner served as Vice President, Agilent and Controller of Global Infrastructure and Enterprise Financial Planning and Analysis from April 2012 to December 2013.
Investor Information
We are subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”). Therefore, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers.
You can access financial and other information at our Investor Relations website at www.investor.keysight.com. We make available, free of charge, copies of our annual report on Form 10-K, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC.
Our Corporate Governance Guidelines, the charters of our Audit and Finance Committee, Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee as well as our Standards of Business Conduct are available on our website at www.investor.keysight.com under “Corporate Governance.” These items are also available in print to any stockholder in the United States and Canada who requests them by calling (800) 829-4444. This information is also available by writing to the company at the address on the cover of this Current Report on Form 8-K or Annual Report on Form 10-K for the fiscal year ended October 31, 2018 filed with the SEC on December 18, 2018.